ACA COMPLIANCE GROUP PERFORMANCE SERVICES	589 8th Avenue, 7th Floor New York, NY 10018 212.868.5940 PHONE 212.8685947 FAX

CONSENT OF INDEPENDENT VERIFIER

As the independent verification firm for Capital Advisors, Inc., we hereby consent to reference to the independent verification reports provided by ACA Performance Services, LLC to Capital Advisors, Inc. and related references to our firm included in or made a part of the Prospectus and Statement of Additional Information for the C Tactical Dynamic Fund.

December 17, 2014

ACA Performance Services, LLC

Daniel A. O'Connor
Chief Operating Officer